                                                                   EXHIBIT 10.19
                                                                   -------------

                     SERIES B CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT


                                    between


                        PERITUS SOFTWARE SERVICES, INC.


                                      and


                  THE SEVERAL PURCHASERS NAMED IN SCHEDULE I



                         Dated as of October 28, 1996

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE I  -- THE SHARES.................................................................    1
SECTION 1.01  Issuance, Sale and Delivery of the Shares..................................    1
SECTION 1.02  Closing....................................................................    1
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................    2
SECTION 2.01  Organization, Qualifications and Corporate Power...........................    2
SECTION 2.02  Authorization of Agreements, Etc...........................................    3
SECTION 2.03  Validity...................................................................    3
SECTION 2.04  Authorized Capital Stock...................................................    4
SECTION 2.05  Financial Statements.......................................................    5
SECTION 2.06  Events Subsequent to the Date of the Balance Sheet.........................    5
SECTION 2.07  Litigation; Compliance with Law............................................    5
SECTION 2.08  Proprietary Information of Third Parties...................................    6
SECTION 2.09  Patents, Trademarks, Etc...................................................    7
SECTION 2.10  Title to Properties........................................................    7
SECTION 2.11  Leasehold Interests........................................................    7
SECTION 2.12  Insurance..................................................................    8
SECTION 2.13  Taxes......................................................................    8
SECTION 2.14  Other Agreements...........................................................    8
SECTION 2.15  Loans and Advances.........................................................   10
SECTION 2.16  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.............   10
SECTION 2.17  Significant Customers and Suppliers........................................   10
SECTION 2.18  Governmental Approvals.....................................................   11
SECTION 2.19  Disclosure.................................................................   11
SECTION 2.20  Offering of the Shares.....................................................   11
SECTION 2.21  Brokers....................................................................   12
SECTION 2.22  Officers...................................................................   12
SECTION 2.23  Transactions With Affiliates...............................................   12
SECTION 2.24  Employees..................................................................   12
SECTION 2.25  U.S. Real Property Holding Corporation.....................................   12
SECTION 2.26  Environmental Protection...................................................   13
SECTION 2.27  ERISA......................................................................   13
SECTION 2.28  Foreign Corrupt Practices Act..............................................   15
SECTION 2.29  Federal Reserve Regulations................................................   15
SECTION 2.30  Qualified Small Business Stock.............................................   15
SECTION 2.31  Equal Employment Opportunity...............................................   15
SECTION 2.32  Labor Relations............................................................   16

ARTICLE III-- REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................   16

ARTICLE IV -- CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS............................   17

ARTICLE V  -- COVENANTS OF THE COMPANY...................................................   19

SECTION 5.01  Financial Statements, Reports, Etc.........................................   19
SECTION 5.02  Right of Participation.....................................................   20
SECTION 5.03  Reserve for Conversion Shares..............................................   21
SECTION 5.04  Corporate Existence........................................................   22
SECTION 5.05  Properties, Business, Insurance............................................   22
SECTION 5.06  Inspection, Consultation and Advice........................................   22

SECTION 5.07  Restrictive Agreements Prohibited..........................................   23
SECTION 5.08  Transactions with Affiliates...............................................   23
SECTION 5.09  Expenses of Directors......................................................   23
SECTION 5.10  Use of Proceeds............................................................   23
SECTION 5.11  Board of Directors Meetings................................................   23
SECTION 5.12  Compensation Committee.....................................................   23
SECTION 5.13  Charter....................................................................   24
SECTION 5.14  Performance of Contracts...................................................   24
SECTION 5.15  Employee Nondisclosure and Developments Agreements.........................   24
SECTION 5.16  Activities of Subsidiaries.................................................   24
SECTION 5.17  Compliance with Laws.......................................................   24
SECTION 5.18  Keeping of Records and Books of Account....................................   24
SECTION 5.19  Change in Nature of Business...............................................   25
SECTION 5.20  U.S. Real Property Interest Statement......................................   25
SECTION 5.21  International Investment Survey Act of 1976................................   25
SECTION 5.22  Rule 144A Information......................................................   25
SECTION 5.23  Advisory Committee.........................................................   26
SECTION 5.24  Qualified Small Business Stock.............................................   26
SECTION 5.25  Equal Employment Opportunity...............................................   26
SECTION 5.26  Status of the Shares as Qualified Investments..............................   26
SECTION 5.27  Termination of Covenants...................................................   27

ARTICLE VI -- MISCELLANEOUS..............................................................   27

SECTION 6.01  Expenses...................................................................   27
SECTION 6.02  Survival of Agreements.....................................................   27
SECTION 6.03  Brokerage..................................................................   27
SECTION 6.04  Parties in Interest........................................................   28
SECTION 6.05  Notices....................................................................   28
SECTION 6.06  Governing Law..............................................................   28
SECTION 6.07  Entire Agreement...........................................................   28
SECTION 6.08  Counterparts...............................................................   28
SECTION 6.11  Amendments.................................................................   28
SECTION 6.12  Severability...............................................................   29
SECTION 6.13  Titles and Subtitles.......................................................   29
SECTION 6.14  Certain Defined Terms......................................................   29

INDEX TO SCHEDULES

SCHEDULE I          Purchasers
SCHEDULE II         Disclosure Schedule
SCHEDULE III        Subsidiaries
SCHEDULE IV(A)      Security Holders
SCHEDULE IV(B)      Stock Registration and Voting Agreements
SCHEDULE V          Agreements

INDEX TO EXHIBITS

EXHIBIT A           Form of Registration Rights Amendment
EXHIBIT B           Form of Stock Restriction Amendment
EXHIBIT C           Charter and All Amendments Thereto
EXHIBIT D           Form of Employee Nondisclosure and Developments Agreement
EXHIBIT E           Form of Opinion of Hale and Dorr

SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of October 28, 1996 between Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), and the several purchasers named in the attached Schedule I
                                                             ----------
(individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 1,818,182 shares of the authorized but unissued Series B Convertible Preferred Stock, no par value, of the Company (the "Shares"); and

     WHEREAS, the Purchasers, severally, wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                  THE SHARES


     SECTION 1.01  Issuance, Sale and Delivery of the Shares.  The Company
                   -----------------------------------------
agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Shares set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Schedule
                                                                        --------
I, at the aggregate purchase price set forth opposite the name of such Purchaser
-
under the heading "Aggregate Purchase Price for  Shares" on Schedule I.
                                                            ----------

     SECTION 1.02  Closing.  The closing shall take place at the offices of
                   -------
Testa, Hurwitz & Thibeault, High Street Tower, 125 High Street, Boston, Massachusetts 02110, at or about 1:00 p.m., Boston time, on October 28, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by such Purchasers at the Closing. As payment in full for the Shares being purchased by such Purchasers under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Shares" on
Schedule I, or (ii) transfer such sum to the account of the Company by wire
----------
transfer.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure
                                             -----------
Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 2.01  Organization, Qualifications and Corporate Power.
                   ------------------------------------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, Amendment No. 1 (the "Registration Rights Amendment"), in the form attached as Exhibit A hereto, to the
                                            ---------
Registration Rights Agreement dated March 15, 1996 among the Company, the Purchasers and Bull HN Information Systems Inc. ("Bull HN") (as amended by the Registration Rights Amendment, the "Registration Rights Agreement"), Amendment No. 1 (the "Stock Restriction Amendment"), in the form attached as Exhibit B
                                                                   ---------
hereto, to the Stock Restriction Agreement dated March 15, 1996 among the Company, the Purchasers and the other parties thereto (as amended by the Stock Restriction Amendment, the "Stock Restriction Agreement"), to issue, sell and deliver the Shares and to issue and deliver the shares of Class A Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (the "Conversion Shares").

          (b)  The attached Schedule III contains a list of all subsidiaries of
                            ------------
the Company. Except for such subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each of the subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the Company. Each of the subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. Except as set forth in Schedule III, all of the
                                                  ------------
outstanding shares of capital stock of each of the subsidiaries are owned beneficially and of record by the Company, one of its other subsidiaries, or any combination of the Company and/or one or more of its other subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other subsidiaries. Unless otherwise specified, the term "Company" shall mean the Company and each of the subsidiaries.

     SECTION 2.02  Authorization of Agreements, Etc.
                   --------------------------------

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Amendment and the Stock Restriction Amendment, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Articles of Organization of the Company, as amended (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

          (b) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series B Convertible Preferred Stock, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stock Restriction Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Series B Convertible Preferred Stock and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person, which has not been duly and validly waived.

     SECTION 2.03  Validity.  This Agreement has been duly executed and
                   --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Amendment and the Stock Restriction Amendment, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     SECTION 2.04  Authorized Capital Stock.  The authorized capital stock of
                   ------------------------
the Company consists of (i) 3,721,707 shares of Preferred Stock, of which 1,818,182 shares have been designated Series B Convertible Preferred Stock, no par value, and 1,903,525 shares have been designated Series A Convertible Preferred Stock, no par value, (ii) 12,474,000 shares of Class A Common Stock, no par value, and (iii) 275,000 shares of Class B Non-Voting Common Stock, no par value (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"). Immediately prior to the Closing, 1,903,525 shares of Series A Convertible Preferred Stock, 5,778,602 shares of Class A Common Stock and 99,290 shares of Class B Non-Voting Common Stock, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Series B Convertible Preferred Stock will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule IV(A). The
                                               --------------
designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit C, and all such designations, powers, preferences, rights,
---------
qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief as to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principals of equity). Except as set forth in the attached Schedule IV(A), (i) no person owns of record or is known to the
                --------------
Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule IV(A), the Company has no obligation (contingent or other)
             --------------
to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule IV(B), the Stock Restriction Agreement, and the Voting Agreement of the Company and certain of its stockholders dated as of March 15, 1996 (the "Voting Agreement"), to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.05  Financial Statements.  The Company has furnished to the
                   --------------------
Purchasers the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the year ended December 31, 1995, and the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1996 (the

"Balance Sheet") and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the nine months ended September 30, 1996. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes) and fairly present the consolidated financial position of the Company and its subsidiaries as of December 31, 1995, and September 30, 1996, respectively, and the consolidated results of their operations and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 2.06  Events Subsequent to the Date of the Balance Sheet.  Since
                   --------------------------------------------------
the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.07  Litigation; Compliance with Law.  There is no (i) action,
                   -------------------------------
suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit). The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company or which might call into question the validity of this Agreement or the various transactions and agreements contemplated hereby. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations where the failure to comply or to be so licensed or qualified would have a material adverse effect on the Company.

     SECTION 2.08  Proprietary Information of Third Parties.  To the best of the
                   ----------------------------------------
Company's knowledge, no third party has claimed that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.09  Patents, Trademarks, Etc.  Set forth in Schedule II is a list
                   -------------------------               -----------
and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 2.10  Title to Properties.  The Company and its subsidiaries have
                   -------------------
good, clear and marketable title to their respective properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and, except as set forth in
Schedule II, all such properties and assets are free and clear of mortgages,
------------
pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries, including without limitation, the ability of the Company and its subsidiaries to secure financing using such properties and assets as collateral. To the best of the Company's knowledge after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's and its subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and neither the Company nor any subsidiary has received notice of any special assessment proceedings which would affect such properties and assets.

     SECTION 2.11  Leasehold Interests.  Each lease or agreement to which the
                   -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement of the Company, duly authorized and entered into by the Company, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 2.12  Insurance.  The Company holds valid policies covering all of
                   ---------
the insurance required to be maintained by it under Section 5.05.

     SECTION 2.13  Taxes.  The Company has filed all tax returns, Federal,
                   -----
state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. All tax elections, if any, have been made by the Company in accordance with generally accepted practice. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

     SECTION 2.14  Other Agreements. Except as set forth in the attached
                   ----------------
Schedule V, the Company is not a party to or otherwise bound by any written or
----------
oral:

     (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

     (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form agreements;

     (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

     (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

     (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

     (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

     (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

     (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

     (i)  guaranty of any obligation for borrowed money or otherwise;

     (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

     (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

     (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

     (m) assignment, license or other agreement with respect to any form of intangible property;

     (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

     (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

     (p) other agreement or group of related agreements with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business; or

     (q) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

The Company, and to the best of the Company's knowledge after due inquiry, each other party thereto has in all material respects performed all the obligations required to be performed by it to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party.
The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

     SECTION 2.15  Loans and Advances.  The Company does not have any
                   ------------------
outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     SECTION 2.16  Assumptions, Guaranties, Etc. of Indebtedness of Other
                   ------------------------------------------------------
Persons.  The Company has not assumed, guaranteed, endorsed or otherwise become
-------
directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.17  Significant Customers and Suppliers.  No customer or supplier
                   -----------------------------------
which was significant to the Company during the period covered by the financial statements referred to in Section 2.05 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     SECTION 2.18  Governmental Approvals.  Subject to the accuracy of the
                   ----------------------
representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or, the Stock Restriction Agreement, the issuance, sale and delivery of the Shares or, upon conversion of the Series B Convertible Preferred Stock, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

     SECTION 2.19  Disclosure.  Neither this Agreement, nor any Schedule or
                   ----------
Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact within the special knowledge of the Company which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. Any financial projections and other estimates prepared by the Company in the course of the transactions contemplated hereby were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of any such projection, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

     SECTION 2.20  Offering of the Shares.  Neither the Company nor any person
                   ----------------------
authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     SECTION 2.21  Brokers.  The Company has no contract, arrangement or
                   -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.22  Officers.  Set forth in Schedule II is a list of the names of
                   --------                -----------
the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1996. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary.

     SECTION 2.23  Transactions With Affiliates.  No director, officer, employee
                   ----------------------------
or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company (other than in connection with an Employee Plan set forth in Schedule II) including any
                                              ------------
contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

     SECTION 2.24  Employees.  Each of the officers of the Company, each key
                   ---------
employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an Employee Nondisclosure and Developments Agreement substantially in the form of Exhibit D (collectively,
                                                        ---------
the "Employee Nondisclosure and Developments Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

     SECTION 2.25  U.S. Real Property Holding Corporation.  The Company is not
                   --------------------------------------
now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

     SECTION 2.26  Environmental Protection.  The Company has not caused or
                   ------------------------
allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of any real property that the Company owns, leases or otherwise occupies or uses (the "Premises"), or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the
                                                                   -- ----
Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et
                                                                              --
seq., and
----
the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For
                                                                     -- ---
purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     SECTION 2.27  ERISA.
                   -----

     (a)  Schedule II lists each Employee Plan that covers any employee of the
          -----------
Company, copies or descriptions of all of which have previously been made available or furnished to the Purchasers. With respect to each Employee Plan, the Company has, to the best of the Company's knowledge, filed all required
Forms 5500, if any.   The Company has provided the Purchasers with complete age
and service data as of the most recent practicable date for employees of the Company.

     (b)  Schedule II also includes a list of each Benefit Arrangement of the
          -----------
Company, copies or descriptions of all of which have been made available or furnished previously to the Purchasers.

     (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company and its Affiliates have not incurred any material liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

     (d)  None of the Employee Plans or other arrangements listed on Schedule II
                                                                     -----------
covers any non-United States employee or former employee of the Company, except as required by applicable law.

     (e)  No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan, or such occurrence will not result in material liability to the Purchasers or the Company.

     (f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

     (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

     (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Balance Sheet. Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

     (j) No material tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code, or applicable state law.

     (l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     (m) The Company does not have, nor is it reasonably expected to have, in the reasonably foreseeable future any material liability under Title IV of ERISA.

     SECTION 2.28  Foreign Corrupt Practices Act.  The Company has reviewed its
                   -----------------------------
practices and policies and to the best of its knowledge and belief it is not engaged, nor has any officer, director, employee or agent of the Company engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, and any rules or regulations promulgated thereunder.

     SECTION 2.29  Federal Reserve Regulations.  The Company is not engaged in
                   ---------------------------
the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     SECTION 2.30  Qualified Small Business Stock.  The Shares constitute
                   ------------------------------
"qualified small business stock" as defined in Section 1202(c) of the Code.

     SECTION 2.31  Equal Employment Opportunity.  The Company has reviewed its
                   ----------------------------
employment practices and policies and, to the best of its knowledge, the Company is in full compliance with (a) all applicable laws of the United States, of the Commonwealth of Massachusetts and of each other applicable jurisdiction, relating to equal employment opportunity (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. (S)2000e-17), the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. (S)(S)621-634), the Equal Pay Act of 1963 (29 U.S.C. (S)206(d)), and any rules, regulations and administrative orders and Executive Orders relating thereto; Mass. Gen. Laws. c. 151B, Mass. Gen. Laws. c. 149 (S)24A et seq. and (S)1-5A et seq. and any rules or regulations relating thereto; and (b) the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company has with, from, or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit ("Government Contract"), including, without limitation, any terms required pursuant to Federal Executive Order No. 11246 and Massachusetts Executive Order No. 74 (both as amended). To the best of the Company's knowledge, it has kept all records required to be kept, and has filed all reports, affirmative action plans and forms (including, without limitation and where applicable, Form EEO-1) required to be filed pursuant to any such applicable law or the terms of any such Government Contract. The Company has not been subject to any adverse final determination or order, with respect to any charge of employment discrimination made against it, by the United States Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination or any other governmental unit (including, without limitation, any such governmental unit with which it has a Government Contract), and the Company is not presently, to the best of its knowledge, subject to any formal proceedings before, or investigation by, such commissions or governmental units.

     SECTION 2.32  Labor Relations.  To the best of the knowledge of the
                   ---------------
Company, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company. Furthermore, to the best of the knowledge of the Company, relations with employees of the Company are good and the Company does not believe that any labor difficulties will arise in the foreseeable future.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally represents and warrants to the Company that:

     (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares;

     (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

     (d) the Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) it understands that (i) the Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration,
   (iii) the Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

     (f) if it sells any Shares or Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including
   (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

     (g) the Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE IV

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:


     (a)  Opinion of Company's Counsel.  The Purchasers shall have received from
          ----------------------------
   Hale & Dorr, counsel for the Company, an opinion dated the Closing Date, in form attached as Exhibit E.
                    ---------

     (b)  Representations and Warranties to be True and Correct.  The
          -----------------------------------------------------
   representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

     (c)  Performance.  The Company shall have performed and complied with all
          -----------
   agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

     (d)  All Proceedings to be Satisfactory.  All corporate and other
          ----------------------------------
   proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     (e)  Purchase by Other Purchasers.  Each Purchaser shall have purchased and
          ----------------------------
   paid for the Shares being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Purchasers for the Shares being purchased by them on the Closing Date shall be at least $6,000,000.

     (f)  Supporting Documents.  The Purchasers and their counsel shall have
          --------------------
   received copies of the following documents:

          (i) (A) the Charter, certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary; and
       (C) a certificate of the Secretary of State of the jurisdiction of incorporation of each of the Company's subsidiaries dated as of a recent date as to the due incorporation and good standing of such subsidiary;

          (ii) a certificate of the Clerk or an Assistant Clerk of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Amendment and the Stock Restriction Amendment, the issuance, sale and delivery of the Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Amendment and the Stock Restriction Amendment; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Amendment or the Stock Restriction Amendment, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.


     (g)  Registration Rights Amendment.  The Company shall have executed and
          -----------------------------
   delivered the Registration Rights Amendment.

     (h)  Stock Restriction Amendment.  The Stock Restriction Amendment shall
          ---------------------------
   have been executed and delivered by the Company, Dominic K. Chan and Bull HN.

     (i)  Charter.  The Charter shall read in its entirety as set forth in
          -------
   Exhibit C.
   ---------

     (j)  Employee Agreements.  Copies of the Employee Nondisclosure and
          -------------------
   Developments Agreements executed since March 15, 1996 shall have been made available to counsel for the Purchasers.

     (k)  Preemptive Rights.  All stockholders of the Company having any
          -----------------
   preemptive, first refusal or other rights with respect to the issuance of the Shares or the Conversion Shares shall have irrevocably waived the same in writing.

     (l)  Fees of Purchasers' Counsel. The Company shall have paid in accordance
          ---------------------------
   with Section 6.01 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                  ARTICLE V

                           COVENANTS OF THE COMPANY

     The Company covenants and agrees with each of the Purchasers that:


     SECTION 5.01  Financial Statements, Reports, Etc.  The Company shall
                   ----------------------------------
furnish to each Purchaser:

     (a) within one hundred and eighty (180) days after the end of the 1995 fiscal year, and within ninety (90) days after the end of each fiscal year thereafter, of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

     (b) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements do not contain all of the required footnotes) and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.01(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

     (c) within thirty (30) days after the end of each month in each fiscal year a report of projected cash receipts and disbursements expected over the six months following the end of such month.

     (d)  at the time of delivery of each annual financial statement pursuant to
   Section 5.01(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series B Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series B Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

     (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

     (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
   Section 2.07 that could materially adversely affect the Company or any of its subsidiaries;

     (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

     (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     SECTION 5.02  Right of Participation. Subject to the termination provisions
                   ----------------------
of Section 5.27 below, the Company shall, prior to any proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of thirty (30) days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Class A Common Stock of all such securities that are so convertible, exercisable or exchangeable), such Purchaser will continue to maintain its same proportionate equity ownership in the Company as of the date of such notice (treating each Purchaser, for the purpose of such computation, as the holder of the number of shares of Class A Common Stock which would be issuable to such Purchaser upon conversion, exercise and exchange of all securities (including but not limited to the shares of Series B Convertible Preferred Stock) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Class A Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons); provided, however, that the participation rights of the Purchasers pursuant to this Section 5.02 shall not apply to securities issued (A) upon conversion of any of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule IV
                                                                     -----------
as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment public offering, (F) pursuant to the exercise of options to purchase Common Stock granted or to be granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 2,835,695 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Class A Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement and listed in Schedule IV pursuant to clause (C) above (the shares
                        -----------
exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Purchasers to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers.
However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

     SECTION 5.03  Reserve for Conversion Shares.  The Company shall at all
                   -----------------------------
times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting the conversion of all outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together, the "Investor Preferred") and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Class A Common Stock as shall be sufficient to effect the conversion of the Investor Preferred from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Investor Preferred or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Class A Common Stock upon conversion of the Investor Preferred.

     SECTION 5.04  Corporate Existence.  The Company shall maintain and, except
                   -------------------
as otherwise permitted by Section 5.16 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.05  Properties, Business, Insurance.  The Company shall maintain
                   -------------------------------
and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policy, payable to the Company, on the life of Dominic K. Chan (so long as he remains an employee of the Company), in the amount of $5 million. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred

Stock, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of the policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 5.06  Inspection, Consultation and Advice.  The Company shall
                   -----------------------------------
permit and cause each of its subsidiaries to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice; provided, however, that each Purchaser shall use its
                            --------  -------
best efforts to hold in confidence any proprietary or confidential information and to use such information for monitoring the status of its investment in the Company and for no other purpose.

     SECTION 5.07  Restrictive Agreements Prohibited.  Neither the Company nor
                   ---------------------------------
any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement, the Voting Agreement or the Charter.

     SECTION 5.08  Transactions with Affiliates.  Except for transactions
                   ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     SECTION 5.09  Expenses of Directors.  The Company shall promptly reimburse
                   ---------------------
in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

     SECTION 5.10  Use of Proceeds.  The Company shall use the proceeds from the
                   ---------------
sale of the Shares solely for (i) working capital, (ii) general corporate purposes and (iii) acquisitions.

     SECTION 5.11  Board of Directors Meetings.  The Company shall use its best
                   ---------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

     SECTION 5.12  Compensation Committee.  The Company shall establish and
                   ----------------------
maintain a Compensation Committee of the Board of Directors, which shall consist of no more than three (3) directors who are not employees of the Company and will include the two (2) directors elected by the holders of the Series A Convertible Preferred Stock and a non-employee director elected (if any) by a vote of the holders of the Preferred Stock and the Common Stock, voting together as a single class. The Compensation Committee shall establish policies regarding all executive compensation matters, including but not limited to matters regarding salaries and bonuses and shall establish policies, subject to approval of the Board of Directors, regarding employee stock option plans, employee stock purchase plans, employee restricted stock plans or other employee stock plans and any grants of stock or options pursuant to such plans. The parties hereto agree that the compensation currently being paid to the executive officers of the Company is reasonable.

     SECTION 5.13  Charter.  The Company shall at all times cause its Charter to
                   -------
provide that, unless otherwise required by the laws of the Commonwealth of Massachusetts, any two directors shall have the right to call a meeting of the Board of Directors or stockholders. The Company shall at all times maintain provisions in its By-laws indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the Commonwealth of Massachusetts.

     SECTION 5.14  Performance of Contracts.  The Company shall not amend,
                   ------------------------
modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreement or the Non-Competition Agreement with Dominic K. Chan dated as of March 15, 1996 without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

     SECTION 5.15  Employee Nondisclosure and Developments Agreements.  The
                   --------------------------------------------------
Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit D from all future officers, key
                                       ---------
employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

     SECTION 5.16  Activities of Subsidiaries.  The Company shall not permit any
                   --------------------------
subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary other than a minority interest in any such subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

     SECTION 5.17  Compliance with Laws.  The Company shall comply, and cause
                   --------------------
each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.18  Keeping of Records and Books of Account.  The Company shall
                   ---------------------------------------
keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.19  Change in Nature of Business.  The Company shall not make, or
                   ----------------------------
permit any subsidiary to make, any material change in the nature of its business as set forth in the Business Plan.

     SECTION 5.20  U.S. Real Property Interest Statement.  The Company shall
                   -------------------------------------
provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.20 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     SECTION 5.21  International Investment Survey Act of 1976.  The Company
                   -------------------------------------------
shall use its best efforts to file on a timely basis all reports required of it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

     SECTION 5.22  Rule 144A Information.  The Company shall, at all times
                   ---------------------
during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.22 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Shares or Conversion Shares.

     SECTION 5.23  Advisory Committee.  The Company shall establish and maintain
                   ------------------
an Advisory Committee of the Board of Directors, the purpose of which will be to promote frequent communication between the management and the Board of Directors. The Advisory Committee shall consist of not more than four (4) directors, two (2) of whom shall be directors elected solely by the holders of Series A Convertible Preferred Stock. The Company shall use its best efforts to ensure that meetings of the Advisory Committee of the Board of Directors are held at least eight times each year and at least twice each quarter. All members of the Board of Directors shall be notified of meetings of the Advisory Committee and those members of the Board of Directors who are not members of the Advisory Committee shall be allowed to attend such meetings as observers with the right to participate therein, but not vote thereat. The Company shall distribute copies of the minutes of such meetings to the full Board of Directors.

     SECTION 5.24  Qualified Small Business Stock.  The Company shall submit to
                   ------------------------------
its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Purchaser has delivered to the Company a written request therefor, the Company shall deliver to such Purchaser a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code. The Company's obligation to furnish a written statement pursuant to this Section 5.24 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

     SECTION 5.25  Equal Employment Opportunity.  Comply, and cause each
                   ----------------------------
Subsidiary to comply, with all applicable laws of the United States, the Commonwealth of Massachusetts, and of each other applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, relating to equal employment opportunity, of any Government Contract; and keep, and cause each Subsidiary to file, all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such Government Contract; provided, however, the Company or any Subsidiary shall
                          --------  -------
not be considered to have failed to comply with the foregoing during any period that any matter relating to the Company's or such Subsidiary's employment practices is being contested by the Company or such Subsidiary in appropriate proceedings, or thereafter, if the Company or such Subsidiary complies with any final determination issued in such proceedings.

     SECTION 5.26  Status of the Shares as Qualified Investments.  In the event
                   ---------------------------------------------
that any of the statements, information and related data provided by or on behalf of the Company or any Subsidiary and relied upon by MCRC in determining that the Shares constitute "qualified investments" within the meaning of that term in the Capital Resource Company Act shall be put in issue in any formal or informal proceedings initiated or conducted by or on behalf of the

Commonwealth of Massachusetts, the Company shall, upon reasonable notice and at its expense, provide, and, cause each Subsidiary to provide, such additional information, witnesses and related data as may be reasonably necessary or appropriate to support the representations and warranties set forth in Article II.

     SECTION 5.27 Termination of Covenants.  The covenants set forth in Section
                  ------------------------
5.02 above shall terminate upon the earlier to occur of (i) the closing of a firm commitment underwritten public offering of the Company's Common Stock in which the aggregate price paid for the shares by the public is at least $15 million, or (ii) at such time as there are fewer than 745,000 shares of Preferred Stock outstanding. The covenants set forth in Sections 5.13, 5.20, 5.21, 5.22 and 5.24 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. All of the other covenants set forth in this Article V shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser owns less than 50,000 Shares of Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Preferred Stock).

                                  ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01  Expenses.  Each party hereto will pay its own expenses in
                   --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the fees and disbursements of the Purchasers' special counsel, Testa, Hurwitz & Thibeault, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof, up to a maximum of $15,000.

     SECTION 6.02  Survival of Agreements.  All covenants, agreements,
                   ----------------------
representations and warranties made herein or in the Registration Rights Agreement, the Stock Restriction Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Amendment and the Stock Restriction Amendment, the issuance, sale and delivery of the Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.03  Brokerage.  Each party hereto will indemnify and hold
                   ---------
harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04  Parties in Interest.  All representations, covenants and
                   -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Stock.

     SECTION 6.05  Notices.  All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

     (a) if to the Company, at Peritus Software Services, Inc., 304 Concord Road, Billerica, Massachusetts 01821, Attention: President, with a copy to Peter B. Tarr, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109; and

     (b)  if to any Purchaser, at the address of such Purchaser set forth in
   Schedule I, with a copy to Andrew E. Taylor, Esq., Testa, Hurwitz &
   ----------
   Thibeault, High Street Tower, 125 High Street, Boston, Massachusetts 02110;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the Commonwealth of Massachusetts.

     SECTION 6.07  Entire Agreement.  This Agreement, including the Schedules
                   ----------------
and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.08  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09  Amendments.  Except as set forth in the next sentence, this
                   ----------
Agreement may not be amended or modified, and no provisions hereof may be waived without the written consent of the Company and the holders of at least two-thirds of the then outstanding shares of Class A Common Stock issued or issuable upon conversion of the Series B Convertible Preferred Stock. Article V of this Agreement (other than provisions specifically setting forth certain powers of the directors elected solely by holders of Series A Convertible Preferred Stock (the "Series A Provisions")) may not be amended or modified, and no provisions thereof may be waived without the written consent of the Company and the holders of at least two-thirds of the then outstanding shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock. The Series A Provisions may not be waived, amended or modified without the written consent of the Company and the holders of at least two-thirds of the then outstanding shares of Class A Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock.

     SECTION 6.10  Waiver and Termination of Certain Provisions of Series A
                   --------------------------------------------------------
Convertible Preferred Stock Purchase Agreement.  The Company and the holders of
----------------------------------------------
two-thirds of the outstanding shares of Common Stock issuable upon conversion of the Series A Convertible Preferred stock hereby agree that effective immediately prior to the consummation of the Closing, the covenants of the Company in
Article V of the Series A Purchase Agreement shall be terminated in their entirety, shall be of no further force or effect, and shall be replaced in their entirety by Article V of this Agreement. The Company, the holders of two-thirds of the outstanding shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, MCRC and Bull HN hereby agree that the provisions of Section 5.02 of the Series A Purchase Agreement and any other rights of first refusal or preemptive rights held by such parties are hereby waived with respect to the transactions contemplated herein. The parties hereto agree that solely for purposes of Article V of this Agreement, the term "Purchasers" shall be deemed to mean the Purchasers and the holders of the Series A Convertible Preferred Stock.

     SECTION 6.11  Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.12  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.13  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a)  "Benefit Arrangement" means each employment, severance or other
           -------------------
similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

     (b)  "Employee Plan" means each "employee benefit plan," as such term is
           -------------
defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

     (c)  "ERISA" means the Employment Retirement Income Security Act of 1974,
           -----
as amended.

     (d)  "ERISA Affiliate" of any entity means any other entity that, together
           ---------------
with such entity, would be treated as a single employer under Section 414 of the Code.

     (e)  "Multiemployer Plan" means each Employee Plan that is a multiemployer
           ------------------
plan, as defined in Section 3(37) of ERISA.

     (f)  "person" shall mean an individual, corporation, trust, partnership,
           ------
joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     (g)  "subsidiary" shall mean, as to the Company, any corporation of which
           ----------
more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Series B Convertible Preferred Stock Purchase Agreement as of the day and year first above written.


                              COMPANY:

                              PERITUS SOFTWARE SERVICES, INC.



                              By:/s/ Dominic K. Chan
                                 ------------------------------------

                              Title:
                                    ---------------------------------


[Corporate Seal]

Attest:



/s/ Allen Deary
----------------------------
Clerk



                              PURCHASERS:

                              Y2K Partners, Ltd.

                              By: JPW Partners, Ltd.

                                  By: Cross Matrix Corp.


                                      By:/s/ John P. Watters
                                         ----------------------------
                                         John P. Watters


                              Essex Special Growth Opportunities Fund L.P.

                              By: illegible
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              Essex High Technology Fund L.P.

                              By: illegible
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              One & Co.

                              By: illegible
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              /s/ Mr. Francis W. Hatch
                              ---------------------------------------
                              Mr. Francis W. Hatch

                              /s/ Ms. Serena M. Hatch
                              ---------------------------------------
                              Ms. Serena M. Hatch


                              G.W. Merck Trust Under Indenture F/B/O/
                               Serena M. Hatch

                              By: /s/ Francis W. Hatch
                                 ------------------------------------

                              Title: Trustee
                                    ---------------------------------


                              The John Merck Fund

                              By: /s/ Francis W. Hatch
                                 ------------------------------------

                              Title: Trustee
                                    ---------------------------------


                              The GBC North American Growth Fund Inc.

                              By: illegible
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              The Palmer Organization III L.P.

                              By: Palmer Partners L.P., its general partner

                                  By: /s/ William Congleton
                                     --------------------------------

                                  Title:
                                        -----------------------------


                              Saturn & Co.

                              By: illegible
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              /s/ Reed E. Johnstone
                              ---------------------------------------
                              Reed E. Johnstone

                              /s/ Brent P. Johnstone
                              ---------------------------------------
                              Brent P. Johnstone

                              /s/ Ralph E. Stoddard
                              ---------------------------------------
                              Ralph E. Stoddard


                              Doctor Sweeney & Nessa Profit Sharing Plan
                               u/a Trust dtd 10-1-85 FBO Doctor Gerald A.
                               Sweeney

                              By: /s/ Gerald A. Sweeny
                                 ------------------------------------

                              Title: Trustee
                                    ---------------------------------

                              /s/ David McNeish
                              ---------------------------------------
                              David McNeish

                              /s/ Harold F. Close, Jr.
                              ---------------------------------------
                              Harold F. Close, Jr.

                              /s/ Axel Lebois
                              ---------------------------------------
                              Axel Lebois

                              Lindholm Family Partnership


                              By: /s/ Carl Lindholm
                                  ------------------------------------

                              Title:
                                    ----------------------------------

                              /s/ Louise Lindholm
                              ----------------------------------------
                              Mrs. Louise Lindholm

                              /s/ Jeffrey Lindholm
                              ----------------------------------------
                              Mr. Jeffrey Lindholm

                              /s/ Jeffrey Lindholm
                              ----------------------------------------
                              Mrs. Jeffrey Lindholm

                              /s/ Arthur Carr
                              ----------------------------------------
                              Arthur Carr

                              /s/ Virginia L. Carr
                              ----------------------------------------
                              Virginia L. Carr

                              First Stevenson Charitable Remainder Unitrust

                              By: /s/ Roger L. Duval
                                 -----------------------------------
                                  Roger L. Duval, Trustee

                              /s/ Roger L. Duval
                              --------------------------------------
                              Roger L. Duval

                              For purposes of Section 6.10 only:


                              MATRIX PARTNERS IV, L.P.


                              By: /s/ W. Michael Humphreys
                                 -------------------------------------
                              Name:  W. Michael Humphreys
                              Title: General Partner of Matrix IV
                                     Management Co., L.P., the General
                                     Partner of Matrix Partners IV,L.P.


                              MATRIX IV ENTREPRENEURS FUND, L.P.


                              By: /s/ W. Michael Humphreys
                                 -------------------------------------
                              Name:  W. Michael Humphreys
                              Title: General Partner of Matrix IV
                                     Management Co., L.P., the General
                                     Partner of Matrix IV Entrepreneurs Fund,
                                     L.P.


                              GREYLOCK EQUITY LIMITED PARTNERSHIP

                              By:  Greylock Equity GP Limited Partnership


                              By: /s/ Henry McCance
                                 -----------------------------------
                                   General Partner


                              MASSACHUSETTS CAPITAL RESOURCE COMPANY


                              By: /s/ Ben Bailey III
                                 -----------------------------------

                              Title:__________________________________

                              /s/ Ms. Wendy Caplan
                              ----------------------------------------
                              Ms. Wendy Caplan

                              /s/ Mr. Thomas Deary
                              ----------------------------------------
                              Mr. Thomas Deary

                              /s/ Ms. Therese Deary
                              ----------------------------------------
                              Ms. Therese Deary

                              /s/ Mr. James Carroll
                              ----------------------------------------
                              Mr. James Carroll

                              /s/ Ms. Mary Carroll
                              ----------------------------------------
                              Ms. Mary Carroll

                              /s/ Mr. Arthur Carr
                              ----------------------------------------
                              Mr. Arthur Carr

                              /s/ Mr. Michael Deary
                              ----------------------------------------
                              Mr. Michael Deary

                              /s/ Ms. Lauri Deary
                              ----------------------------------------
                              Ms. Lauri Deary

                                   SCHEDULE I
                                   ----------

                                   Purchasers
                                   ----------





                                          Aggregate Number of
                                          Series B Convertible
Name and                                 Preferred Stock Shares
Address of Purchaser                         to be Purchased            Purchase Price
--------------------                         --------------             --------------
Y2K Partners, Ltd.                              606,061                  2,000,001.30
c/o EFO Holdings, Inc.
1111 West Mockingbird Lane
Suite 1400
Dallas, TX 75247
Attn: John P. Watters

Essex Special Growth                            234,848                 $  774,998.40
 Opportunities Fund L.P.
125 High St.
29th Floor
Boston, MA 02110-2702
Attn:  Susan Stickells

Essex High Technology Fund                      75,758                  $  250,001.40
 L.P.
125 High St.
29th Floor
Boston, MA 02110-2702
Attn:  Susan Stickells

One & Co.                                       187,897                 $  620,060.10
c/o Welch & Forbes
45 School St.
Boston, MA 02108
Attn:  John K. Spring

Mr. Francis W. Hatch                            10,600                  $   34,980.00
c/o Denise Cronin
Fiduciary Trust Company
175 Federal Street
Boston, MA  02110

                                          Aggregate Number of
                                          Series B Convertible
Name and                                 Preferred Stock Shares
Address of Purchaser                         to be Purchased             Purchase Price
--------------------                         --------------              --------------
Ms. Serena M. Hatch                             10,600                   $   34,980.00
c/o Denise Cronin
Fiduciary Trust Company
175 Federal Street
Boston, MA  02110

G.W. Merck Trust Under                          30,300                   $   99,990.00
 Indenture F/B/O Serena M. Hatch
c/o Denise Cronin
Fiduciary Trust Company
175 Federal Street
Boston, MA  02110

The John Merck Fund                             30,300                   $   99,990.00
c/o Francis W. Hatch
11 Beacon Street, Suite 1230
Boston, MA 02108

The GBC North American                          151,515                  $  499,999.50
 Growth Fund Inc.
c/o Pembroke Management Ltd.
1010 Sherbrooke St. W.
Suite 818
Montreal, Quebec H3A 2R7

The Palmer Organization III L.P.                151,515                  $  499,999.50
c/o Palmer Partners
300 Unicorn Park Drive
Woburn, MA 01801

Saturn & Co.                                    151,515                  $  499,999.50
c/o William Corson
Investors Bank & Trust
 Company
89 South Street
Boston, MA 02111

                                          Aggregate Number of
                                          Series B Convertible
Name and                                 Preferred Stock Shares
Address of Purchaser                         to be Purchased             Purchase Price
--------------------                         --------------              --------------
Reed E. Johnstone                               15,152                   $   50,001.60
c/o Bruce Johnstone
827 Charles River St.
Needham, MA 02192

Brent P. Johnstone                              15,151                   $   49,998.30
c/o Bruce Johnstone
827 Charles River St.
Needham, MA 02192

Ralph E. Stoddard                               15,152                   $   50,001.60
2 Deepwoods Drive
Needham, MA 02192

Doctor Sweeney & Nessa Profit                   15,152                   $   50,001.60
 Sharing Plan
 u/a Trust dtd 10-1-85 FBO Doctor
  Gerald A. Sweeney
c/o Gerald Sweeney, M.D.
1 Brookline Place
Suite 305
Brookline, MA 02146

David McNeish                                   15,152                   $   50,001.60
7 Algonquin Drive
South Natick, MA  01760-6094

Harold F. Close, Jr                             7,576                    $   25,000.80
73 Leeuwarden Rd.
Darien, CT 06820-3825

Axel Leblois                                    8,000                    $   26,400.00
The World Times
210 World Trade Center
Boston, MA 02210

                                          Aggregate Number of
                                          Series B Convertible
Name and                                 Preferred Stock Shares
Address of Purchaser                         to be Purchased             Purchase Price
--------------------                         --------------              --------------
Lindholm Family Partnership                        10,000                $   33,000.00
c/o Mr. Carl Lindholm
6240 Kipps Colony Court
Unit 205
Gulfport, FL  33707

Mrs. Louise Lindholm                               10,000                $   33,000.00
6240 Kipps Colony Court
Unit 205
Gulfport, FL  33707

Mr. and Mrs. Jeffrey Lindholm                       6,000                $   19,800.00
2 Gina Drive
Hopkington, MA  01748

Virginia L. Carr                                   10,000                $   33,000.00
44 Donnelly Drive
Dover, MA  02030

Art Carr                                           10,000                $   33,000.00
44 Donnelly Drive
Dover, MA  02030

First Stevenson Charitable                         30,303                $   99,999.90
  Remainder Trust
Roger L. Duval, Trustee
27313 Southfield
Lathrup Village, MI 48076

Roger L. Duval                                      9,635                 $  31,795.50
27313 Southfield
Lathrup Village, MI 48076
                                            -------------                -------------
Total                                           1,818,182                $6,000,000.40